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                                                                    EXHIBIT 10.8

                               ASSIGNMENT OF LEASE
                                       AND
                        LANDLORD'S CONSENT TO ASSIGNMENT

        THIS ASSIGNMENT OF LEASE is made on January 5, 1998, among 1620 K STREET ASSOCIATES LIMITED PARTNERSHIP, a District of Columbia limited partnership (hereinafter "Landlord"), ALLIED CAPITAL ADVISERS, INC., a Maryland corporation (hereinafter "Assignor"), and ALLIED CAPITAL CORPORATION, a Maryland corporation (hereinafter "Assignee"), who agree as follows:

        Recitals. This Assignment of Lease is made with reference to the following facts and objectives:

                  a. Landlord and Allied Capital Advisers, Inc., as Tenant, entered into a written lease dated February 7, 1993 (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord office space known as Suite 900, containing approximately 22,773 square feet of office space in the building known as 1666 K Street, N.W., Washington, D.C. (the "Premises"), for a term expiring August 31, 1998.

                  b. Assignor desires to assign all its right, title and interest in the Lease to the above referenced Assignee; and

                  c. Landlord consents to the proposed Assignment on the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

                  1. Effective Date of Assignment. The Assignment of said Lease shall be effective as of December 31, 1997 (the "Effective Date").

                  2. Assignment and Assumption. Assignor assigns and transfers to Assignee all of its right, title and interest in the Lease, and Assignee accepts the Assignment and assumes and agrees to perform, from the Effective Date, as a direct obligation to Landlord, all the provisions of the Lease.

                  3. Landlord's Consent. Landlord consents to this Assignment, expressly without waiver of the restriction concerning further assignment, and Assignee explicitly agrees not to assign, transfer, convey or hypothecate any interest of Assignee under the Lease without Landlord's express, written, prior consent, which Landlord, in its sole discretion, may give or withhold. Any assignment or transfer without Landlord's consent shall be null, void and of no force or effect.

                  4. Assignor's Liability. Assignor shall remain liable for the performance of the provisions of the Lease, as assigned, just as though Landlord's consent had not been given.

                  5. Default of Lease; Notice to Assignor.

                     a) Notice to Assignor. Landlord will send to Assignor any notice of default that Landlord send to Assignee.

                     b) Right to Cure. If Assignee is in default of the Lease, before Landlord will exercise any of the rights available to Landlord by reason of any default, Assignor shall have the right for a period of five (5) days after the period expires for curing rent defaults and ten (10) days after the period for curing non-rent defaults, in which to cure any default of Assignee. If any default, other than non-payment of rent, cannot reasonably be cured within the additional ten (10) day period, the commencement of the cure of the default within the ten (10) day period shall be deemed to cure the default, provided the cure is diligently pursued to completion.

                     c) Remedies of Assignor. Assignee expressly agrees to hold Assignor harmless from any and all claims that may arise from Assignee's breach of the Lease, as assigned, and in connection therewith, Assignee agrees to reimburse Assignor all attorneys' fees, costs and expenses in connection therewith, and Assignee waives all rights of exemption.


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ASSIGNMENT OF LEASE
LANDLORD'S CONSENT TO ASSIGNMENT
PAGE TWO

                  6. Amendment of Lease. If Landlord and Assignee enter into any agreement that amends the Lease to increase the financial obligation of the Tenant without Assignor's consent, then any such amendment of the Lease shall be of no force or effect as to Assignor, who shall nevertheless remain obligated under the original terms of the Lease.

                  7. Miscellaneous.

                     a) Notice. Any notice, demand, request, consent, approval or communication that either party desires, or is required to give to the other party or any other person shall be in writing and either served personally or sent by pre-paid U.S. Certified or Express Mail.

                  Notices to Assignee shall be given at:

                     1666 K Street, N.W.
                     Suite 900
                     Washington, D.C. 20006

                     b) Successors. This Assignment shall be binding upon, and inure to the benefit of the parties and their successors.

                  8. Security Deposit. The parties hereto expressly acknowledge and agree that the remainder of the security deposit, if any, currently held by Landlord pursuant to the terms of the Lease shall be assigned and transferred by Assignor to the credit of Assignee, and shall continue to be held by Landlord pursuant to terms of the Lease

                  9. Fee. Upon execution hereof, Assignor agrees to pay Charles
E. Smith Management, Inc., a fee in the amount of One Thousand and 00/100 Dollars ($1,000.00).

        IN WITNESS WHEREOF, Landlord has caused these presents to be signed and sealed by one or more of its general partners or authorized agents, Assignor has caused these presents to be signed in its corporate name by its duly authorized office and its corporate seal to be hereto affixed and duly attested by its secretary, and Assignee has caused these presents to be signed in its corporate name by its duly authorized office and its corporate seal to be hereto affixed and duly attested by its secretary.


WITNESS:                               LANDLORD:      1620 K STREET ASSOCIATES
                                                      LIMITED PARTNERSHIP

/s/ KIMBERLY HOLSTEN                   BY /s/ BERNIE GEWIRZ               (SEAL)
---------------------------------        ---------------------------------


ATTEST:                                ASSIGNOR:      ALLIED CAPITAL ADVISERS,
                                                      INC.

/s/ TRICIA BENZ DANIELS                BY /s/ JOAN M. SWEENEY             (SEAL)
---------------------------------        ---------------------------------
Seal                    Secretary        Name:
                                         Title: Managing Director


ATTEST:                                ASSIGNEE:      ALLIED CAPITAL
                                                      CORPORATION

/s/ TRICIA BENZ DANIELS                BY /s/ JOAN M. SWEENEY             (SEAL)
---------------------------------        ---------------------------------
Seal                    Secretary        Name:
                                         Title: Managing Director